FORM OF WARRANT

EXHIBIT 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON _______________, 2011 (the “EXPIRATION DATE”)

AIRGUIDE, INC.

WARRANT TO PURCHASE UP TO 1,781,213 SHARES OF
COMMON STOCK, PAR VALUE $0.001 PER SHARE

(subject to adjustment as set forth herein)

FOR VALUE RECEIVED, _____________ (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Airguide, Inc., an Oklahoma corporation (“Company”), at any time and from time to time on or after the date of issuance of this Warrant and not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $$0.50 (the exercise price in effect being herein called the “Warrant Price”), up to 1,781,213 shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

Section 1.  Registration.  The Company shall maintain books for the transfer and registration of the Warrant.  Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2.  Transfers.  As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.  Exercise.

(a)

The Warrantholder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Appendix A duly executed by or on behalf of the Warrantholder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(b)

The Warrantholder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Appendix A duly executed by or on behalf of the Warrantholder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise.  In the event of an exercise pursuant to this subsection 3(b), the number of Warrant Shares issued to the Warrantholder shall be determined according to the following formula:

X = Y(A-B)

A

Where:  X =

number of Warrant Shares that shall be issued to the Warrantholder;

Y =

the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Warrantholder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Warrant Price);

A =

the Market Price (as defined in Section 9(c)) of one share of Common Stock; and

B =

the Warrant Price then in effect.

Section 4.  Compliance with the Securities Act.  The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.  Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

Section 6.  Mutilated or Missing Warrants.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7.  Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant.  The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8.  Effect of Reorganization, etc.

(a)

In case at any time or from time to time, the Company shall: (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Warrantholder, on the exercise hereof at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Convertible Securities, as defined below) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Warrantholder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Warrantholder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 9.

(b)

In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall, upon exercise of this Warrant, at its expense deliver or cause to be delivered to the Warrantholder the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Warrant pursuant to Section 8(a).

(c)

Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 8, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 9.  In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 8, then, upon exercise of this Warrant, the Company’s securities and property (including cash, where applicable) receivable by the Warrantholder of this Warrant will be delivered to the Warrantholder.

Section 9.  Certain Adjustments to Warrant Price.  Subject and pursuant to the provisions of this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)

If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b)

If any capital reorganization or reclassification of the capital stock of the Company, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The provisions of this paragraph (b) shall similarly apply to successive reorganizations or reclassifications.

(c)

In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.  “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be reasonably determined in good faith by the Board of Directors of the Company and Warrantholder.

(d)

An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e)

In the event that, as a result of an adjustment made pursuant to this Section 9, Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f)

If and whenever the Company shall issue or sell any shares of Common Stock or Convertible Securities (as defined below) while this Warrant is outstanding for a consideration per share less than the Market Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Warrant Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the price equal to the quotient derived by dividing: (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Trigger Issuance multiplied by the Warrant Price in effect immediately prior to such Trigger Issuance and (B) the consideration received or deemed to be received by the Company at such Market Price upon such Trigger Issuance, by (ii) the total number of shares of Common Stock issued after such Trigger Issuance; provided, however, that: (i) in no event shall the Warrant Price after giving effect to such Trigger Issuance be greater than the Warrant Price in effect prior to such Trigger Issuance and (ii) no adjustment of the Warrant Price shall be made unless such adjustment would require a decrease of at least $0.05 in such price; provided that any adjustments which by reason of this clause (ii) is not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $0.05 in the Warrant Price then in effect hereunder..  For purposes of this subsection (f), “Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash and/or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event, other than Excluded Issuances (as defined in subsection (g) hereof).

(g)

Notwithstanding anything herein to the contrary, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of: (i) capital stock or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (ii) shares of Common Stock issued upon the conversion of Convertible Securities issued prior to the date hereof, and (iii) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant)(collectively, “Excluded Issuances”).

Section 10.  Fractional Interest.  The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant.  If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 10, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 11.  Benefits.  Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12.  Notices to Warrantholder.  Upon the happening of: (i) any event requiring an adjustment of the Warrant Price or (ii) an acquisition or liquidation, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, provided that any such notice with respect to an acquisition or liquidation shall be given at least fifteen (15) days prior to the closing of such acquisition or liquidation.  Any such notice regarding an adjustment of the Warrant Price shall state the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give notice to the Warrantholder of any Warrant Price adjustment, or any defect therein, shall not affect the legality or validity of the subject adjustment.  In addition, the Company shall promptly give written notice to the Warrantholder as specified above in the event that the Company determines to make a rights offering to its stockholders.

Section 13.  Identity of Transfer Agent.  The Transfer Agent for the Common Stock is Standard Registrar of Salt Lake City, Utah.  Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14.  Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Airguide, Inc.

1105 N. Peoria

Tulsa, Oklahoma 74116

Attention:  Nicholas J. Malino, CEO

Fax:  ___________________

With a copy to:

John Heskett

501 S. Johnstone, Ste 501

Bartlesville, Oklahoma 74003

Fax:  ___________________

Section 15.  Notice of Sale.  The Company acknowledges and agrees that in the event the Company enters into an agreement for the sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of a merger or other transaction, the Company shall provide notice to Warrantholder no later than thirty (30) business days prior to the date of closing of such an agreement.

Section 16.  Successors.  All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17.  Governing Law; Consent to Jurisdiction.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Oklahoma, without reference to the choice of law provisions thereof.

Section 18.  No Rights as Stockholder.  Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 19.  Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the Warrantholder.

Section 20.  Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[Signature Page Follows]

{00027971.DOC.2}

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the _______ day of ________________, 2006.

AIRGUIDE, INC.

By:

Name:

: Nicholas J. Malino

Title:

  CEO

              SIGNATURE PAGE TO WARRANT

APPENDIX A

AIRGUIDE, INC.

WARRANT EXERCISE FORM

(To Be Signed Only On Exercise of Warrant)

TO:

Airguide, Inc.

Attention:

Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby elects to purchase (check applicable box):

☐

____________ shares of the Common Stock of Airguide, Inc. covered by such Warrant; or

☐

the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 3(b).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant.  Such payment takes the form of (check applicable box or boxes):

☐

$______________ in lawful money of the United States; and/or

☐

the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Market Price of $_____ per share for purposes of this calculation) ; and/or

☐

the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(b).

Dated: __________
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

{00026801.DOC.2}